EXHIBIT 5.1

March 19, 2013

Astoria Financial Corporation

One Astoria Federal Plaza

Lake Success, NY 11042

Re:	Astoria Financial Corporation – Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series C

Ladies and Gentlemen:

We have acted as special counsel to Astoria Financial Corporation, a Delaware corporation (the “Company”), in connection with the sale to the Underwriters by the Company of 5,400,000 depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Depositary Receipts”), each representing a 1/40th ownership interest in a share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share (the “Underlying Preferred Stock”), pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”) dated March 12, 2013, by and among the Company, Barclays Capital Inc., Raymond James & Associates, Inc. and RBC Capital Markets, LLC, as Representatives of the several Underwriters (each as defined therein). The Depositary Shares are being issued under the Deposit Agreement dated as of March 19, 2013 (the “Deposit Agreement”), among Computershare Shareowner Services, LLC, as depositary, the Company and the holders from time to time of the Depositary Receipts.

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following:

(i)	the Company’s Registration Statement on Form S-3 (File No. 333-182041) filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2012, as amended by post-effective amendment no. 1 filed with the Commission on March 12, 2013 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	the Prospectus dated March 11, 2013, filed with the Commission on March 12, 2013 (the “Prospectus”), as supplemented by the Prospectus Supplement dated March 12, 2013, relating to the Depositary Shares, filed with the Commission on March 14, 2013, pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”);

Astoria Financial Corporation

March 19, 2013

(iii)	the Underwriting Agreement;

(iv)	the Deposit Agreement;

(v)	copies, certified by the Secretary of the Company to be true, correct and complete copies, of the resolutions adopted by the Board of Directors of the Company on February 20, 2013 and March 8, 2013 and the resolutions adopted on March 12, 2013 by the Pricing Committee established by the Board of Directors of the Company on March 8, 2013, each relating to the issuance of the Depositary Shares and the Underlying Preferred Stock;

(vi)	specimen, certified by the Secretary of the Company to be true, correct and complete, of the Depositary Receipt evidencing Depositary Shares;

(vii)	specimen, certified by the Secretary of the Company to be true, correct and complete, of the certificate evidencing Underlying Preferred Stock;

(viii)	copy of the Certificate of Incorporation of the Company, as amended through the date hereof, certified as of a recent date by the Secretary of State of the State of Delaware;

(ix)	copy of the Certificate of Designations relating to the Underlying Preferred Stock certified as of a recent date by the Secretary of State of the State of Delaware; and

(x)	copy of the Bylaws of the Company, as amended through the date hereof, certified by the Secretary of the Company to be a true, correct and complete copy.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records of the Company, public officials and others, and have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Astoria Financial Corporation

March 19, 2013

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents listed above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents listed above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be subject or bound. The opinions expressed below are made in the context of the foregoing.

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York (exclusive of municipal and other local laws) and the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting these laws) and we express no opinion with respect to choice of law or conflicts of law. In rendering such opinions, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws). We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	The Depositary Receipts, upon due receipt by the Company of the consideration therefor specified in the Underwriting Agreement and upon countersignature thereof and issued against a deposit of duly authorized and validly issued Underlying Preferred Stock in accordance with the Deposit Agreement, will be validly issued and entitle the holders thereof to the rights specified in the Depositary Receipts and Deposit Agreement.

2.	The Underlying Preferred Stock, upon receipt by the Company of the consideration therefor specified in the Underwriting Agreement and upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and non-assessable.

We are furnishing this opinion solely in connection with the matters stated above, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Depositary Shares pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

Astoria Financial Corporation

March 19, 2013

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed to report the completion of the sale and issuance of the Depositary Shares, and to the use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and under the heading “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter LLP